SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 11, 1999



                        INFORMATION ANALYSIS INCORPORATED
             (Exact name of Registrant as specified in its charter)

                                     0-22405
                            (Commission File Number)


  VIRGINIA                                                     54-1167364
 (State or other jurisdiction of                              (IRS Employer
 incorporation or organization)                            Identification No.)

 11240 WAPLES MILL ROAD, #400
 FAIRFAX, VA                                                      22030
 (Address of principal executive offices)                       (Zip Code)

(Registrant's telephone number,
including area code)                                         (703) 383-3000

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      (a) On January 11, 1999 Information Analysis Incorporated (the "Company") dismissed Ernst & Young, LLP ("Ernst & Young") as its independent accountant. The report of Ernst & Young for fiscal year ended December 31, 1997 (the sole fiscal year for which Ernst & Young was engaged) did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal year ended December 31, 1997 and for all subsequent interim periods thereafter prior to the dismissal of Ernst & Young, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports. The Company's determination to change accountants was approved by its audit committee. The Company has provided to Ernst & Young, prior to the filing with the Commission of this Form 8-K, a copy of the disclosures made in this Item 4(a).

      (b) Effective January 11, 1999, the Company engaged Rubino & McGeehin, Chtd. ("Rubino & McGeehin") as its new independent accountant to audit the Company's financial statements. During the period that Ernst & Young served as the Company's independent accountant, including all interim periods within 1998, the Company (or someone on its behalf) never consulted Rubinio & McGeehin regarding any matter. Rubino & McGeehin did serve as the Company's independent accountant prior to the Company's engagement of Ernst & Young.

ITEM 7.  EXHIBITS.

      The Following Exhibit is Made Part of This Report.

Exhibit No.                   Description
-----------                   -----------
16.2                          Letter from Ernst & Young addressed to
                              the Securities and Exchange Commission

                                   SIGNATURES

              Pursuant to the requirements of the Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Information Analysis Incorporated
(Registrant)


Date: January 11, 1999           By:      /s/ Sandor Rosenberg
                                     ------------------------------------
                                       Sandor Rosenberg, Chairman of the
                                       Board and Chief Executive Officer



                                 By:      /s/ Richard S. DeRose
                                     ------------------------------------
                                       Richard S. DeRose, Executive Vice
                                       President and Treasurer